Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                 State of Formation
------------------------------------------------     ------------------
Connecticut Storage Fund........................         California
PS Co-Investment Partners.......................         California
PS Illinois Trust...............................          Delaware
PS Insurance Company - Hawaii, Ltd..............           Hawaii
PS Orangeco Holdings, Inc.......................         California
PS Orangeco, Inc...............................          California
PS Partners VIII, Ltd...........................         California
PS Partners, Ltd................................         California
PS Texas Holdings, Ltd. ........................           Texas
PSA Institutional Partners, L.P.................         California
PSAC Development Partners, L.P..................         California
Public Storage Properties IV, Ltd...............         California
Public Storage Properties V, Ltd................         California
Public Storage Institutional Fund...............         California
Public Storage Institutional Fund II............         California
Public Storage Institutional Fund III...........         California
Public Storage Institutional Fund IV............         California
Public Storage Pickup & Delivery, L.P...........         California
STOR-Re Mutual Insurance Corporation............           Hawaii
Storage Trust Properties, L.P. .................          Delaware